As filed with the Securities and Exchange Commission on September 21, 2001.
                                                   Registration No. 333-_______.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                      56-2028446
(State or other jurisdiction of                     (IRS Employer Identification
 incorporation or organization)                     Number)

6144 US 301 South
Four Oaks, North Carolina                           27524
(Address of principal executive offices)            (ZIP Code)

                         Non-Qualified Stock Option Plan
                       (Amended and Restated May 17, 2001)
                     Employee Stock Purchase and Bonus Plan
                     (Amended and Restated August 20, 2001)
                            (Full title of the plans)

                                Ayden R. Lee, Jr.
                             Four Oaks Fincorp, Inc.
                                6144 US 301 South
                         Four Oaks, North Carolina 27524
                                 (919) 963-2177
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Byron B. Kirkland, Esq.
                             Jason L. Martinez, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601

                                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to be    Amount to be         offering price per          aggregate              Amount of
       registered            registered (1)            share (2)             offering price       registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
    par value                   318,750                  $13.26              $4,226,625.00            $1056.66
------------------------------------------------------------------------------------------------------------------

(1) Of the 318,750 shares registered herewith, 275,000 shares will be issuable under the Non-Qualified Stock Option Plan and 43,750 shares will be issuable under the Employee Stock Purchase and Bonus Plan.
(2) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be subject to the plans are deemed to be offered at $13.26 per share, the book value for the Registrant's common stock on August 31, 2001.

================================================================================

                                     PART I

              Information Required in the Section 10(a) Prospectus

     In accordance with the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers and sales of common stock, $1.00 par value ("Common Stock") of Four Oaks Fincorp, Inc. (the "Registrant") pursuant to the Registrant's Non-Qualified Stock Option Plan (Amended and Restated May 17, 2001) (the "Option Plan") and the Registrant's Employee Stock Purchase and Bonus Plan (Amended and Restated August 20, 2001) (the "Purchase Plan").

                                     PART II

               Information Required in the Registration Statement

     This registration statement is filed to register 275,000 additional shares of Common Stock pursuant to the Option Plan and 43,750 additional shares of Common Stock pursuant to the Purchase Plan. The prior registration statement relating to the Plans, SEC file number 333-30677, remains effective, and the contents of such registration statement are incorporated in this registration statement by this reference.

Item 3.   Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Annual Report on Form 10-KSB of the Registrant for the fiscal year ended December 31, 2000, filed March 30, 2001.

     (2) Quarterly Reports on Form 10-QSB of the Registrant for the fiscal quarter ended March 31, 2001, filed May 15, 2001 and for the fiscal quarter ended June 30, 2001, filed August 14, 2001.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 8.   Exhibits

Exhibit   Description
-------   -----------

5         Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
          L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included as part of their opinion listed as Exhibit 5)

23.2      Consent of PricewaterhouseCoopers LLP

23.3      Consent of Dixon Odom PLLC

24 Power of Attorney (included as part of the signature page of this registration statement)



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Four Oaks, State of North Carolina, on August 20, 2001.

                                          FOUR OAKS FINCORP, INC.


                                          By:    /s/ Ayden R. Lee, Jr.
                                                 -------------------------------
                                          Name:  Ayden R. Lee, Jr.
                                          Title: President, Chief
                                                 Executive Officer
                                                 and Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ayden R. Lee and Nancy S. Wise and each of them, each with full power to act without the other, his true and lawful attorneys in fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2001.

Signature                                Title
---------                                -----
/s/ Ayden R. Lee, Jr.                    President, Chief Executive
-------------------------------          Officer and Director
Ayden R. Lee, Jr.

/s/ Nancy S. Wise                        Senior Vice President (Principal accounting and
-------------------------------          financial officer)
Nancy S. Wise

/s/ M. S. Canaday                        Director
-------------------------------
M. S. Canaday

/s/ Paula Canaday Bowman                 Director
-------------------------------
Paula Canaday Bowman

/s/ William J. Edwards                   Director
-------------------------------
William J. Edwards

/s/ Percy Y. Lee                         Director
-------------------------------
Percy Y. Lee

/s/ Warren L. Grimes                     Director
-------------------------------
Warren L. Grimes

/s/ Dr. R. Max Raynor, Jr.               Director
-------------------------------
Dr. R. Max Raynor, Jr.

/s/ William Ashley Turner                Director
-------------------------------
William Ashley Turner

                                INDEX TO EXHIBITS

Exhibit        Description
-------        -----------

5              Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
               L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included as part of their opinion listed as Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP

23.3           Consent of Dixon Odom PLLC

24 Power of Attorney (included as part of the signature page of this registration statement)